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                                                                   EXHIBIT 10.16

                              A D D E N D U M NO. 2


                                       TO

                   PROPERTY LEASING AGREEMENT NO. 326-61 0038

                               OF 20 DECEMBER 2000


between      ROSATA Grundstucks-Vermietungsgesellschaft mbH & Co.
             Objekt Dischingen KG, Dusseldorf

             - hereinafter referred to as "Lessor" -

and

             VARTA Geratebatterie GmbH, Hanover

             - hereinafter referred to as "Lessee" -


With effect as of 10 October 2002, VARTA AG has concluded an agreement concerning the merger of its Consumer Battery Division (GERATEBATTERIE) with Rayovac Corporation, Madison/Wisconsin. The agreement provides that the foreign subsidiary companies of the Lessee were transferred to VARTA AG and to group companies of Rayovac.

In Germany the Lessee will continue to be operated as a Joint Venture in which ROV German Limited GmbH holds 51% and VARTA AG 49%. Prior to ROV German Limited GmbH joining the company of the Lessee the company was consolidated into the newly formed VARTA Handelsbatterie GmbH. After the consolidation VARTA Handelsbatterie GmbH was renamed VARTA Geratebatterie GmbH.

Within the framework of the Loan Agreement for the financing of the Total Investment Costs (TIC) the Lessor has agreed with its refinancing bank a right of termination according to which the bank may terminate the loan

   -  on 30 July 2005
   - prior to 30 July 2005, if the participation of VARTA AG in the Lessee is reduced to less than 47 % or if the participation of VARTA AG in the Lessee is terminated and/or ended for any other reason.

Upon termination the remaining sum of the loan together with any interest and costs, in particular any compensation for premature termination, will fall due for repayment.

Regardless of this on the said dates and/or upon the occurrence of the said circumstances, NordLB will be entitled to demand from the Lessor the deposition of the remaining sum of the loan as of that point in time and the pledging of these amounts as security for the loan.

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This said, the Lessee undertakes to deposit directly with NordLB upon the termination of the loan or on demand a special payment in cash which amounts to not less than the remaining sum of the loan at that point in time plus statutory Value Added Tax together with any interest and costs, in particular together with any compensation incurred due to premature termination of the loan. This cash deposit will accrue interest in favour of the Lessee at the interest rates on investments which are standard at NordLB.

The Lessee, VARTA AG and Rayovac undertake herewith to immediately provide prior information in good time to the Lessor and Norddeutsche Landesbank Girozentrale in Hanover (refinancing bank of the Lessor) about any reduction of the participation of VARTA AG in the Lessee or about exercising of the extraordinary right of termination of the Joint Venture by VARTA AG to which VARTA AG will be entitled at all times.

In separately concluded agreements the following declarations are made in respect of this Leasing Agreement:

1. VARTA AG assumes co-liability as joint and several debtor for all obligations arising from the Property Leasing Agreement and the put option in respect of the prorated share of the Total Investment Costs of EUR 2,300,000.00 in connection with the new building.

2. Rayovac Corporation assumes a guarantee for the obligations of the Lessee arising from the Property Leasing Agreement and the put option. The legal effectiveness of the guarantee is to be sunstantiated by a "legal opinion" confirming the corporate status and the legally effective signature.

3. The assignment agreement between the Lessor and NordLB (refinancing bank) in respect of the future claim to the payment of the purchase price from the put option between Lessee and Lessor and of the rights and claims arising from the warranty issued by Rayovac Corporation.

The pages 1 and 2 which are attached to this Addendum no. 2 will replace the pages 1 and 2 of the Addendum no. 1 which have applied so far.



All other provisions of the Property Leasing Agreement of 20 December 2000 and the Addendum no. 1 of 22/29 June 2001 shall remain unaltered.

Dusseldorf,   29.4.2003
           ---------------


  /s/ Dieter Krekel and Otto Dasenbrock
------------------------------------------------
ROSATA Grundstucks-Vermietungs-
gesellschaft mbH & Co.
Objekt Dischingen KG

Ellwangen,    29.4.2003                Hanover,    29.4.03
           ----------------                    --------------------


  /s/ Andreas Rouve                      /s/ Uwe Ganzer
-----------------------------------    ---------------------------
VARTA Geratebatterie GmbH              VARTA Aktiengesellschaft